As filed with the Securities and Exchange Commission on October 29, 2010

Registration No. 333-_________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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KeyOn Communications Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	74-3130469
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11742 Stonegate Circle Omaha, Nebraska (Address of Principal Executive Offices)	68164 (Zip Code)

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KeyOn Communications Holdings, Inc. 2007 Stock and Awards Plan

KeyOn Communications Holdings, Inc. 2010 Incentive Stock and Awards Plan

(Full title of the plan)

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Jonathan Snyder

President and Chief Executive Officer

KeyOn Communications Holdings, Inc.

11742 Stonegate Circle

Omaha, Nebraska 68164

(Name and address of agent for service)

(402) 998-4000

(Telephone number, including area code, of agent for service)

with copies of communications to:

Rick A. Werner, Esq.

Haynes and Boone, LLP

1221 Avenue of the Americas, 26th Floor

New York, NY 10020-1007

(212) 659-4974

(212) 884-8234 (fax)

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	⁭	Accelerated filer	⁭

Non-accelerated filer	⁭	Smaller reporting company
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.001 par value	1,542,975(2)	$0.25(3)	$385,743.75(3)	$27.50
Common Stock, $0.001 par value	200,000(2)	$0.58(3)	$116,000.00(3)	$8.27
Common Stock, $0.001 par value	15,000(2)	$1.02(3)	$15,300.00(3)	$1.09
Common Stock, $0.001 par value	68,040(2)	$1.10(3)	$74,844.00(3)	$5.34
Common Stock, $0.001 par value	22,500(2)	$2.35(3)	$52,875.00(3)	$3.77
Common Stock, $0.001 par value	338,485(2)	$2.48(3)	$839,442.80(3)	$59.85
Common Stock, $0.001 par value	28,624(2)	$2.75(3)	$78,716.00(3)	$5.61
Common Stock, $0.001 par value	150,000(2)	$4.00(3)	$600,000.00(3)	$42.78
Common Stock, $0.001 par value	16,876(2)	$5.00(3)	$84,380.00(3)	$6.02
Common Stock, $0.001 par value	5,057,500(4)	$0.38(5)	$1,921,850.00(5)	$137.03
Total	7,440,000		$4,169,151.55	$297.26

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), we are also registering an indeterminable number of shares of common stock as may be issued to prevent dilution in connection with stock splits, stock dividends or similar transactions.

(2)	Represents shares of common stock issuable pursuant to options awarded under the KeyOn Communications Holdings, Inc. 2007 Stock and Awards Plan, as amended (the “2007 Plan”).

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act and based upon the price at which such options may be exercised.

(4)

Comprised of 57,500 shares of common stock issuable pursuant to the 2007 Plan and 5,000,000 shares of common stock issuable pursuant to the KeyOn Communications Holdings, Inc. 2010 Incentive Stock and Awards Plan.

(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act and based upon the average of the high and low prices of the common stock as reported on the OTC Bulletin Board on October 27, 2010.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the KeyOn Communications Holdings, Inc. 2007 Stock and Awards Plan, as amended, and the KeyOn Communications Holdings, Inc. 2010 Incentive Stock and Awards Plan (collectively, the “Plans”) as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the introductory note to Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”). These documents and the documents incorporated by reference pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

We hereby incorporate herein by reference the following documents previously filed with the Commission:

(i)

Our Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Commission on April 13, 2010, as amended by Amendment No. 1 on Form 10-K/A, filed with the Commission on April 16, 2010;

(ii)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the Commission on May 17, 2010;

(iii)	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed with the Commission on August 16, 2010;

(iv)

Our Current Reports on Form 8-K filed with the Commission on February 3, 2010, February 5, 2010, February 9, 2010, February 19, 2010, March 3, 2010, April 6, 2010, May 4, 2010, June 2, 2010 (as amended by Amendment No. 1 on Form 8-K/A, filed with the Commission on August 12, 2010, and Amendment No.2 on Form 8-K/A, filed with the Commission on August 13, 2010), June 16, 2010, July 7, 2010, August 5, 2010, August 11, 2010, August 27, 2010 and September 24, 2010; and

(v)

The description of the common stock contained in our Registration Statement on Form 8-A filed with the Commission on July 27, 2010 (Commission File No. 000-54048), including all amendments and reports filed for the purpose of updating that description.

All documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, but excluding any information furnished to, rather than filed with, the Commission, shall be deemed to be incorporated by reference herein and to be part hereof from the date such documents are filed. Any statement contained herein or in any document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, as we are, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such action was brought determines such person is fairly and reasonably entitled to indemnity for such expenses.

Our certificate of incorporation and bylaws provide that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the General Corporation Law of the State of Delaware, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution, by contract or otherwise. Any amendment, repeal or modification of these provisions will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification.

We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the General Corporation Law of the State of Delaware would permit indemnification.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

A list of exhibits filed herewith is contained in the Exhibit Index that immediately precedes such exhibits and is incorporated by reference herein.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on the 29th day of October, 2010.

KEYON COMMUNICATIONS HOLDINGS, INC.

By:	/s/ Jonathan Snyder
Jonathan Snyder
Chairman, President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that we, the undersigned officers and directors of KeyOn Communications Holdings, Inc., a Delaware corporation (the “Company”), do hereby constitute and appoint Jonathan Snyder and Annette Eggert, and each of them severally, to be our true and lawful attorneys-in-fact and agents, each acting alone with full power of substitution and re-substitution, to do or cause to be done any and all acts and things and to execute any and all instruments and documents which said attorneys-in-fact and agents, or any of them, may deem advisable or necessary to enable the Company to comply with the Securities Act of 1933, as amended (the “Securities Act”), and any rules, regulations and requirements of the United States Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the registration of the shares of common stock, par value $0.001 per share, of the Company under the KeyOn Communications Holdings, Inc. 2007 Stock and Awards Plan and the KeyOn Communications Holdings, Inc. 2010 Incentive Stock and Awards Plan (the “Securities”), including specifically, but without limiting the generality of the foregoing, power and authority to sign, in the name and on behalf of the undersigned as directors of the Company, the Registration Statement on Form S-8 to which this power of attorney is filed as an exhibit, a Registration Statement under Rule 462(b) of the Securities Act, or another appropriate form in respect of the registration of the Securities, and any and all amendments thereto, including post-effective amendments, and any instruments, contracts, documents or other writings of which the originals or copies thereof are to be filed as a part of, or in connection with, any such Registration Statement or any other appropriate form or amendments thereto, and to file or cause to be filed the same with the Commission, and to effect any and all applications and other instruments in the name and on behalf of the undersigned which said attorneys-in-fact and agents, or any of them, deem advisable in order to qualify or register the Securities under the securities laws of any of the several states or other jurisdictions; and the undersigned do hereby ratify all that said attorneys-in-fact or agents, or any of them, shall do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed on the 29th day of October, 2010, by the following persons in the capacities indicated below:

Signature	Capacity in which Signed
/s/ Jonathan Snyder Jonathan Snyder	President, Chief Executive Officer and Chairman (Principal Executive Officer)
/s/ Annette Eggert Annette Eggert	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
/s/ A. Robert Handell A. Robert Handell	Executive Vice President, Chief Operating Officer, Secretary and Director

EXHIBIT INDEX

Exhibit No.	Description
4.1

KeyOn Communications Holdings, Inc. 2007 Stock and Awards Plan (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of KeyOn Communications Holdings, Inc. filed with the Securities and Exchange Commission on August 10, 2007).

4.2*	First Amendment to KeyOn Communications Holdings, Inc. 2007 Stock and Awards Plan
4.3

Form of Stock Option Award Agreement (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of KeyOn Communications Holdings, Inc. filed with the Securities and Exchange Commission on August 10, 2007).

4.4

Form of Restricted Stock Agreement (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of KeyOn Communications Holdings, Inc. filed with the Securities and Exchange Commission on August 10, 2007).

4.5*	KeyOn Communications Holdings, Inc. 2010 Incentive Stock and Awards Plan
5.1*	Opinion and Consent of Haynes and Boone, LLP.
23.1	Consent of Haynes and Boone, LLP (Included in Exhibit 5.1).
23.2*	Consent of L.L. Bradford & Company, LLC
24.1*	Power of Attorney

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*	Each document marked with an asterisk is filed herewith.